UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-52831	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

15061 Springdale, Suite 113, Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(661) 418-7842
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

(1) The Company has begun discussions to private label and license the product.

(2) The Company has delivered product to its online distributor and expects that they will begin selling the product online by March 15, 2015. The product was to be delivered by February 28, 2015.

(3) In December 2014, the Company agreed to buy back approximately 22,797,000 shares of Common Stock. With the intent that the shares would be cancelled. The majority of terms have been agreed to including purchase price and term of payment. However, the Company wants the repurchase to be agreed to by the common shareholders at a shareholder meeting. The shares being repurchased are from affiliates of the Company that acquired their shares prior to the reverse merger with Nate’s Food. The Company believes that since the shareholders are deemed affiliates that the transaction should be approved by shareholders. The Company has begun internal discussions to withdrawal its offer to repurchase the shares due to the shareholders reluctance to agree to the shareholder meeting as a condition to the agreement.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nate’s Food Co.

Dated: March 2, 2015	By:	/s/ Nate Steck
	Name:	Nate Steck
	Title:	CEO